Exhibit 99.1

PRESS RELEASE

For release:	June 20, 2016

Contact:	Media
Stephen Ries
Senior Corporate Counsel
(610) 668-3270
sries@global-indemnity.com

GLOBAL INDEMNITY PLC ANNOUNCES PROPOSED REDOMESTICATION

TO THE CAYMAN ISLANDS FROM IRELAND

Dublin, Ireland, June 20, 2016 — Global Indemnity, plc (NASDAQ: GBLI) (the “Company”) announced today that its Board of Directors has unanimously approved a plan to re-domicile from Ireland to the Cayman Islands. The Company’s shareholders will be asked to vote in favor of completing the reorganization proposal at a special shareholders meeting. If the proposal is accepted, a Cayman Islands exempted company, Global Indemnity Limited, would replace Global Indemnity plc as the ultimate holding company of the Global Indemnity group of companies. The Company does not expect the redomestication will have any material impact on its financial results, including the Company’s global effective tax rate.

The Company believes that the Cayman Islands offers a business friendly regulatory environment and a predictable legal framework that simultaneously provides both corporate certainty and shareholder protections, presents a flexible and stable legal and corporate governance framework, which allows a company’s board of directors latitude to exercise its judgment in what it deems to be in the best interests of the company and offers a beneficial tax regime.

If the move to the Cayman Islands is approved by shareholders, each Company A ordinary share will be cancelled and replaced with one A ordinary share of Global Indemnity Limited and each Company B ordinary share will be cancelled and replaced with one B ordinary share of Global Indemnity Limited. The Company intends that the Global Indemnity Limited A ordinary shares will trade on The NASDAQ Global Select Market (“NASDAQ”) under the ticker symbol GBLI, the same symbol under which the Company’s A ordinary shares are currently listed. The Company intends that Global Indemnity Limited will be subject to U.S. Securities and Exchange Commission (the “SEC”) reporting requirements, the mandates of the U.S. Sarbanes-Oxley Act and the corporate governance rules of NASDAQ. The Company will report its consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles. In addition to shareholder approval, the move to the Cayman Islands is subject to an order from the High Court of Ireland sanctioning the transaction and the satisfaction of certain other conditions.

About Global Indemnity plc and its subsidiaries

Global Indemnity plc, through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, provides both admitted and non-admitted specialty property and casualty insurance coverages and individual policyholder coverages in the United States, as well as reinsurance worldwide. Global Indemnity plc’s three primary segments are:

•	United States Based Commercial Lines Operations

•	United States Based Personal Lines Operations

•	Bermuda Based Reinsurance Operations

For more information, visit the Global Indemnity plc website at http://www.globalindemnity.ie.

Forward-Looking Information

This press release may contain, and certain oral statements made by our representatives from time to time may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Statements that are not historical facts, including statements about the Company’s beliefs, plans or expectations, are forward-looking statements. Such statements include forward-looking statements regarding the proposed redomestication, including the impact on the Company’s financial results and global effective tax rate. These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them. The factors that could cause actual results to differ materially from current expectations include, but are not limited to, our ability to obtain approval of the Company’s ordinary shareholders and the High Court of Ireland for the redomestication, to obtain the necessary governmental and regulatory approvals, and to satisfy the other conditions to the redomestication within the expected time frame or at all, our ability to realize the expected benefits from the redomestication, the occurrence of difficulties in connection with the redomestication, any unanticipated costs in connection with the redomestication and changes in tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof by the tax authorities in the Cayman Islands, the United States and other jurisdictions following the redomestication, as well as our management’s response to these factors. The foregoing factors are in addition to the other factors set forth in the Company’s reports on Form 10-K and Form 10-Q and other documents on file with the SEC. The Company undertakes no obligation to update publicly or revise any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by the federal securities laws.

Important Information for Shareholders

In connection with the proposed redomestication, the Company will file a preliminary proxy with the SEC today, and it will provide the definitive proxy statement to its shareholders when available. Security holders are urged to read the definitive proxy statement regarding the proposed redomestication when it becomes available because it will contain important information. You may obtain a free copy of the definitive proxy statement (when available) and other related documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other related documents may also be obtained for free by accessing http://www.globalindemnity.ie, clicking on the link for “Investor Relations” and then clicking on the link for “SEC Filings”.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be soliciting proxies from shareholders in favor of the redomestication. You can obtain information about the Company’s executive officers and directors in the Company’s annual report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 14, 2016 and the proxy statement for the 2016 annual general meeting filed with the SEC on April 29, 2016, respectively. You can obtain free copies of these documents by contacting the Company or accessing its website as noted above. In addition, these documents will also be available free of charge at the SEC’s website as noted above.

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